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                                                                      Exhibit 15



                     [Letterhead of PricewaterhouseCoopers]





Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Commissioners:

We are aware that our report dated August 10, 2001 on our review of interim financial information of Arch Capital Group Ltd., (issued pursuant to the provisions of Statement of Auditing Standards No. 71), for the period ended June 30, 2001 and included in this quarterly report on Form 10-Q is incorporated by reference in the Registration Statement on Form S-3 (Registration # 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145).

Very truly yours,

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
August 13, 2001